Exhibit 99.1

Towers Watson Reports Strong First Quarter Earnings

  Adjusted Diluted EPS of $1.51, an increase of 34% over prior year
  Diluted EPS of $1.24, an increase of 51% over prior year
  Continuing Operations Revenue increased 2% over prior year (3% constant currency)
  Continuing Operations Adjusted Diluted EPS of $1.43, an increase of 39% over prior year
  Continuing Operations Diluted EPS of $1.21, an increase of 68% over prior year

NEW YORK--(BUSINESS WIRE)--November 7, 2013--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the first quarter of fiscal year 2014, which ended September 30, 2013.

As announced on September 20, 2013, we entered into an agreement to sell our Brokerage business. This transaction closed on November 6, 2013. Beginning with this quarter the Brokerage business has been classified as a discontinued operation and therefore is no longer reported in our continuing operations results for the current or prior period. Had the Brokerage business not been classified as discontinued operations, revenue would have been $851 million.

Total revenues were $810 million for the quarter, an increase of 2% (3% constant currency) from $793 million for the first quarter of fiscal 2013. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 3% from the prior-year first quarter

EBITDA for the first quarter of fiscal 2014 was $146 million, or 18.0% of revenues, versus Adjusted EBITDA of $139 million, or 17.5% of revenues, for the prior-year first quarter.

Net income for the first quarter of fiscal 2014 was $88 million, an increase from $59 million for the prior-year first quarter. For the quarter, diluted earnings per share were $1.24 and adjusted diluted earnings per share were $1.51. Adjusted diluted earnings per share increased 34% from the prior-year first quarter.

Income from continuing operations for the first quarter of fiscal 2014 was $86 million, an increase from $52 million for the prior-year first quarter. For the quarter, diluted earnings per share from continuing operations were $1.21 and adjusted diluted earnings per share from continuing operations were $1.43. Adjusted diluted earnings per share, from continuing operations increased 39% from the prior-year first quarter. The tax rate for the quarter for continuing operations was 15%.

“We are very pleased with the first quarter results and the framework developed for future growth. It’s exciting to see the team work displayed by our associates from across multiple lines of business over the past year, and in particular, this past quarter in coordinating consulting efforts related to the Affordable Care Act (ACA) and preparing for the annual 2014 enrollment period. Our associates not only worked together to provide a seamless 'one stop' exchange for all populations of an organization, but they worked closely with our preferred carriers to develop high performance healthcare plans to launch OneExchange,” said John Haley, chief executive officer. “We’re honored that more than 300 companies have put their trust in Towers Watson to help them transition into this new and evolving healthcare marketplace. We’re confident that we can create value for our clients and their employees moving forward.”

First Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $457 million, flat as compared to prior year first quarter (flat constant currency). Retirement had a low single digit constant currency revenue decline primarily due to the strong growth delivered in the first quarter of fiscal year 2013 as a result of the bulk lump sum work. Health and Group Benefits had low single digit constant currency revenue growth driven by new client work and product revenue. Consulting resources continue to be redirected to the enrollment and sale efforts for the active employee exchange, which is part of the OneExchange offering. Technology and Administration Solutions constant currency revenue grew by mid-single digits due to new client work in both EMEA and the Americas. The Americas also benefited from the ACA legislative regulations requiring Marketplace notices to be delivered by October 1, 2013. The Benefits segment had a Net Operating Income (“NOI”) margin of 30% in the first quarter of fiscal 2014.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment (excluding the Brokerage line of business) had revenues of $142 million, a decrease of 5% (4% decrease constant currency) from $150 million in the prior-year first quarter. Investment constant currency revenues increased by low double digits and experienced growth in all regions. Performance fees also helped drive revenue growth in EMEA. Risk Consulting and Software constant currency revenue declined primarily due to a drop in project demand in EMEA, as well as general softening in Asia Pacific. The Risk and Financial Services segment (excluding the Brokerage line of business) had an NOI margin of 16% in the first quarter of fiscal 2014.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $154 million, an increase of 10% (11% increase constant currency) from $140 million in the prior-year first quarter. Executive Compensation constant currency revenue increased by high single digits and was led by the Americas as sales efforts were refocused to new industry sectors. Rewards, Talent and Communication had high single digit constant currency revenue growth due to communications related to the ACA and a large restructuring project. Data, Surveys and Technology had double digit constant currency revenue growth. Demand for employee engagement surveys and technology projects are driving growth. The Talent and Rewards segment had an NOI margin of 29% in the first quarter of fiscal 2014. The first half of the fiscal year typically has stronger margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $35 million, an increase of 154% (154% increase constant currency) from $14 million in the prior-year first quarter. The Exchange Solutions segment had an NOI margin of 18% in the first quarter of fiscal 2014. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2014

For fiscal 2014, the company expects to report revenues in the range of $3.53 billion and adjusted diluted earnings per share in the range of $5.75 to $5.82. This guidance assumes an average exchange rate of 1.58 U.S. dollars to the British Pound and 1.35 U.S. dollars to the Euro for fiscal 2014.

For the second quarter of fiscal 2014, the company expects to report revenues in the range of $900 million to $910 million, reflecting constant currency revenue about flat, and adjusted diluted earnings per share in the range of $1.30 to $1.35.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the first quarter of fiscal 2014. It will be held on Thursday, November 7, 2013, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for two weeks after the call by dialing 617-801-6888 and using confirmation number 80879673.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has more than 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company's management uses to evaluate the business and for financial planning, we present (1) Adjusted EBITDA, (2) Adjusted Income and (3) Adjusted Diluted Earnings Per Share (which are all non-U.S. GAAP measures). We use Adjusted EBITDA and Adjusted Diluted Earnings Per Share to eliminate the effect of acquisition-related expenses from the financial results of our operations. We use Adjusted Income (the numerator) for the purpose of calculating Adjusted Diluted Earnings Per Share. The Company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are relevant and useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

We incurred significant acquisition-related expenses related to our merger and integration activities necessary to combine Watson Wyatt and Towers Perrin from the Merger in January 2010 through fiscal year 2013. These acquisition-related expenses included transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and merger-related stock-based compensation costs from the issuance of merger-related restricted shares. Acquisition-related gains include a gain resulting from the fair value adjustment to our investment in Fifth Quadrant upon the purchase of a controlling interest. Included in our acquisition-related transaction and integration costs were integration consultant fees and legal, accounting, marketing and information technology integration expenses.

Although our merger and integration activities have been completed, we will continue to provide these adjusted measures as we incur a significant amount of amortization from acquired intangibles. We expect that this amortization will continue over the estimated useful lives of the related intangibles.

We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA and Adjusted Diluted EPS to evaluate and measure our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses.

We define Adjusted EBITDA as income from continuing operations adjusted for provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, acquisition related non-cash stock-based compensation, change in accounting method for pension, and other non-operating income. We define Adjusted Diluted Earnings Per Share as diluted earnings per share from continuing operations adjusted for transaction and integration expenses, acquisition non-cash stock-based compensation, amortization of merger and acquisition accounting intangible assets, a change in accounting method for pension and other merger related items. These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliations of Income from Continuing Operations to Adjusted EBITDA; Income from Continuing Operations to Adjusted Income from Continuing Operations; Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share; and Diluted Earnings Per Share from Continuing Operations to Adjusted Diluted Earnings Per Share from Continuing Operations are included in the accompanying tables to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisition of Extend Health is not profitable or is not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2014; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(In Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended September 30,		% Change	Currency	Acquisitions	% Change
	2013	2012	GAAP	Impact	Divestitures	Organic

Benefits	$457,029	$457,128	(0)%	0%	0.0%	0%
Risk & Financial Services*	141,783	149,500	(5)%	(1)%	0%	(4)%
Talent & Rewards	153,569	140,235	10%	(1)%	0%	11%
Exchange Solutions	35,390	13,918	154%	-	-	154%
Reportable Segments	$787,771	$760,781

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended September 30,
		2013	2012

Reportable Segments		$787,771	$760,781
Reimbursable Expenses and Other		22,168	32,454
Consolidated Revenues		$809,939	$793,235

Segment Net Operating Income

		Three Months Ended September 30,
		2013	2012

Benefits		$137,538	$135,854
Risk & Financial Services*		22,487	23,256
Talent & Rewards		44,064	25,791
Exchange Solutions		6,456	(5,765)
Reportable Segments		$210,545	$179,136

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended September 30,
		2013	2012

Reportable Segments		$210,545	$179,136
Differences in Allocation Methods		9,986	14,875
Amortization of Intangible Assets		(18,892)	(19,095)
Transaction and Integration Expenses		-	(9,273)
Stock-Based Compensation		(3,563)	(7,624)
Discretionary Compensation		(76,122)	(72,580)
Payroll Tax on Discretionary Compensation		(4,568)	(4,306)
Other, net		(14,965)	(1,859)
Income from Operations		$102,421	$79,274

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012

Net Income (attributable to common stockholders)	$88,214		$58,727
Less: Income from Discontinued Operations, net of tax	2,444		6,746
Income from Continuing Operations	$85,770		$51,981

Weighted average shares of common stock, diluted (000)	71,046		71,993

Diluted EPS per continuing operations	$1.21		$0.72

Amortization of intangible assets	0.22		0.17
Transaction and integration expenses including severance	-		0.08
Stock-based compensation	-		0.06

Adjusted Diluted EPS from continuing operations	$1.43		$1.03

	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012

Diluted EPS	$1.24		$0.82

Amortization of intangible assets	0.23		0.17
Transaction and integration expenses including severance	0.04		0.08
Stock-based compensation	-		0.06

Adjusted Diluted EPS	$1.51		$1.13

	Three Months Ended
	September 30, 2013		September 30, 2012

Income from Continuing Operations	$85,770		$51,981
Provision for Income Taxes	14,808		28,269
Interest, net	1,907		2,261
Depreciation and Amortization	43,385		42,874
Other Non-Operating Income (a)	(38)		(2,296)
EBITDA and EBITDA Margin	145,832	18.0%	123,089	15.5%

Transaction and Integration Costs			9,273
Stock-Based Compensation			6,372

Adjusted EBITDA and Adjusted EBITDA Margin			$138,734	17.5%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended September 30,
	2013	2012

Revenue	$809,939	$793,235

Costs of providing services:
Salaries and employee benefits	500,419	492,080
Professional and subcontracted services	61,400	55,675
Occupancy	33,545	37,781
General and administrative expenses	68,769	76,278
Depreciation and amortization	43,385	42,874
Transaction and integration expenses	-	9,273
	707,518	713,961

Income from operations	102,421	79,274

Loss from affiliates	-	(56)
Interest income	529	694
Interest expense	(2,436)	(2,955)
Other non-operating income	38	2,352

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	100,552	79,309

Provision for income taxes	14,808	28,269

INCOME FROM CONTINUING OPERATIONS	85,744	51,040

Income from discontinued operations, net of tax of $2,551 and $3,807, respectively	2,444	6,746

NET INCOME BEFORE NON-CONTROLLING INTERESTS	88,188	57,786

Less: Loss attributable to non-controlling interests	(26)	(941)

NET INCOME (attributable to common stockholders)	$88,214	$58,727

Basic earnings per share (attributable to common stockholders):
Income from continuing operations	$1.21	$0.73
Income from discontinued operations	0.04	0.09
Net income	$1.25	$0.82

Diluted earnings per share (attributable to common stockholders):
Income from continuing operations	$1.21	$0.72
Income from discontinued operations	0.03	0.10
Net income	$1.24	$0.82

Weighted average shares of common stock, basic (000)	70,801	71,494
Weighted average shares of common stock, diluted (000)	71,046	71,993

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(In Thousands of U.S. Dollars, Except Share Data)
(Unaudited)

	September 30,	June 30,
	2013	2013

Assets
Cash and cash equivalents	$424,822	$532,805
Fiduciary Assets	113,378	148,414
Short-term investments	2,244	56,645
Receivables from clients:

Billed, net of allowances of $13,033 and $12,768	475,024	519,580
Unbilled, at estimated net realizable value	313,856	306,258
	788,880	825,838

Other current assets	150,360	148,519
Current assets held for sale	56,434	-
Total current assets	1,536,118	1,712,221

Fixed assets, net	359,681	346,915
Deferred income taxes	80,192	86,313
Goodwill	2,109,848	2,218,935
Intangible assets, net	671,091	687,758
Other assets	289,490	279,935
Noncurrent assets held for sale	181,784	-

Total Assets	$5,228,204	$5,332,077

Liabilities
Accounts payable, accrued liabilities and deferred income	$321,967	$351,648
Employee-related liabilities	336,417	560,831
Fiduciary liabilities	113,378	148,414
Term loan - current	25,000	25,000
Other current liabilities	18,371	26,980
Current liabilities held for sale	63,071	-
Total current liabilities	878,204	1,112,873

Revolving credit facility	30,000	-
Term loan	218,750	225,000
Accrued retirement benefits and other employee-related liabilities	706,982	771,429
Professional liability claims reserve	249,125	251,191
Other noncurrent liabilities	234,207	226,750
Noncurrent liabilities held for sale	2,195	-

Total Liabilities	2,319,463	2,587,243

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 69,178,097 and 69,178,097 issued, and 65,555,805 and 65,341,759 outstanding	692	692
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 5,374,070 and 5,374,070 issued and 5,374,070 and 5,374,070 outstanding	54	54
Additional paid-in capital	1,842,387	1,850,448
Treasury stock, at cost - 3,622,292 and 3,836,338 shares	(210,440)	(221,643)
Retained earnings	1,482,008	1,394,407
Accumulated other comprehensive loss	(226,076)	(299,464)
Total Stockholders' Equity	2,888,625	2,724,494
Non-controlling interest	20,116	20,340
Total Equity	2,908,741	2,744,834

Total Liabilities and Total Equity	$5,228,204	$5,332,077

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(In Thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended September 30,
	2013	2012

Cash flows used in operating activities:
Net income before non-controlling interests	$88,188	$57,786
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful receivables from clients	1,469	10,605
Depreciation	24,492	23,986
Amortization of intangible assets	19,330	19,622
Provision for deferred income taxes	48,796	45,899
Stock-based compensation	6,641	10,340
Other, net	797	(1,036)
Changes in operating assets and liabilities
Receivables from clients	40,636	(11,040)
Fiduciary assets	(1,913)	16,146
Other current assets	(4,264)	(23,145)
Other noncurrent assets	(567)	(2,483)
Accounts payable, accrued liabilities and deferred income	(17,790)	(16,214)
Employee-related liabilities	(233,084)	(200,398)
Fiduciary liabilities	1,913	(16,146)
Accrued retirement benefits and other employee-related liabilities	(75,548)	(79,016)
Professional liability claims reserves	(4,681)	3,015
Other current liabilities	1,787	19
Other noncurrent liabilities	(638)	8,266
Income tax related accounts	(47,428)	(17,889)
Cash flows used in operating activities	$(151,864)	$(171,683)

Cash flows from (used in) investing activities:
Fixed assets and software for internal use	(25,760)	(30,662)
Capitalized software costs	(10,408)	(14,157)
Purchases of investments	(326)	(17,129)
Sales and redemptions of investments	54,580	10,545
Proceeds from divestitures	-	1,927
Cash flows from (used in) investing activities	$18,086	$(49,476)

Cash flows from financing activities:
Borrowings under credit facility	30,000	309,200
Repayments under credit facility	-	(177,800)
Repayments of notes payable	(6,250)	-
Dividends paid	(613)	(7,056)
Repurchases of common stock	(80)	(16,875)
Payroll tax payments on vested shares	(6,965)	-
Excess tax benefits	9,065	-
Cash flows from financing activities	$25,157	$107,469

Effect of exchange rates on cash	$638	$13,338

Decrease in cash and cash equivalents	(107,983)	(100,352)

Cash and cash equivalents at beginning of period	532,805	478,179

Cash and cash equivalents at end of period	$424,822	$377,827

CONTACT:
Towers Watson
Investor Contact
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com